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                                                    Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                        VISTA MEDICAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                           3845                       94-3184035
(State or other                 (Primary Standard              I.R.S. Employer
jurisdiction of                     Industrial                  Identification
incorporation or                  Classification                    Number)
 organization)                     Code Number)

    5451 AVENIDA ENCINAS, SUITE A, CARLSBAD, CALIFORNIA 92008 (760) 603-9120 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                  JOHN R. LYON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        VISTA MEDICAL TECHNOLOGIES, INC.
                          5451 AVENIDA ENCINAS, SUITE A
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 603-9120
(Name, address, including zip code and telephone number, including area code, of agent for service)
                          -----------------------------
                                 with copies to:
Craig S. Andrews, Esq.                                  Douglas M. Mancino, Esq.
Faye H. Russell, Esq.                                   Mark J. Mihanovic, Esq.
BROBECK, PHLEGER & HARRISON LLP                         McDERMOTT, WILL & EMERY
550 West "C" Street, Suite 1300                         2049 Century Park East
San Diego, California 92101                             34th Floor

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /x/ 333-22985.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /


                         CALCULATION OF REGISTRATION FEE
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                                      PROPOSED       PROPOSED
TITLE OF EACH                          MAXIMUM        MAXIMUM
  CLASS OF            AMOUNT          OFFERING       AGGREGATE      AMOUNT OF
SECURITIES TO          TO BE            PRICE        OFFERING     REGISTRATION
BE REGISTERED    REGISTERED(1)(2)    PER UNIT(3)     PRICE(3)        FEE (4)
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Common Stock,         575,000
par value $.01        shares           $9.00         $5,175,000       $1,569
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(1)  Includes 75,000 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Shares of Common Stock previously registered include 4,025,000 shares for which the registration fee has previously been paid.
(3) The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the proposed offering price for the shares of the Company's Common Stock offered hereby.
(4) Calculated pursuant to Rule 457(a). All of this amount was paid upon the initial filing of the Company's Registration Statement (No. 333-22985) filed with the Commission on March 7, 1997.

                                 ---------------

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                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement filed under the Securities Act of 1933, as amended, by Vista Medical Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-22985) relating to the offering of up to 4,025,000 Shares of Common Stock of the Company filed on March 7, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 2nd day of July, 1997.

                                   VISTA MEDICAL TECHNOLOGIES, INC.


                                   By:  /s/ John R. Lyon
                                        ----------------
                                        John R. Lyon
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                                  TITLE                               DATE
          ---------                                                  -----                               ----
/s/ John R. Lyon                                      President, Chief Executive Officer             July 2, 1997
--------------------------------------------                     and Director
(John R. Lyon)                                           (Principal Executive Officer)

/s/ Robert J. De Vaere                              Director of Finance and Administration           July 2, 1997
--------------------------------------------              and Chief Financial Officer
(Robert J. De Vaere)                                  (Principal Financial and Accounting
                                                                   Officer)

        *                                                    Chairman of the Board                   July 2, 1997
--------------------------------------------                     and Director
(James C. Blair)

        *                                                          Director                          July 2, 1997
--------------------------------------------
(Olav B. Bergheim)

        *                                                          Director                          July 2, 1997,
--------------------------------------------
(Nicholas B. Binkley)

        *                                                          Director                          July 2, 1997
--------------------------------------------
(Daniel J. Holland)

        *                                                          Director                          July 2, 1997
--------------------------------------------
(Larry M. Osterink)

By:  /s/ John R. Lyon                                              Director                          July 2, 1997
--------------------------------------------
John R. Lyon, Attorney-in-fact


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                                  EXHIBIT INDEX


     EXHIBIT
       NO                  DESCRIPTION
     -------               -----------
      5.1 Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common Stock being registered.

     23.1       Consent of Brobeck, Phleger & Harrison LLP
                (contained in their opinion filed as Exhibit
                5.1).
     23.2       Consent of Ernst & Young LLP, Independent
                Auditors.
     24.1+      Power of Attorney.

---------------------
      + Incorporated by reference to page II-7 of the Company's Registration Statement on Form S-1 (No. 333-22985) filed on March 7, 1997.